Exhibit 99.1

Reliant Bancorp, Inc. Holds Annual Meeting of Shareholders

Expects Continued Growth in 2019

BRENTWOOD, Tenn.--(BUSINESS WIRE)--May 24, 2019--Reliant Bancorp, Inc. (“Reliant Bancorp” or the "Company”) (Nasdaq: RBNC), the parent company for Reliant Bank (“Reliant”), announced today that, at the 2019 annual meeting of the Company's shareholders, its shareholders elected ten directors and ratified the selection of Maggart & Associates, P.C. as the independent audit firm for the year ending December 31, 2019.

In comments made at the meeting, DeVan D. Ard, Jr., Chairman and CEO stated, “We recently reported record first quarter results with solid growth in loans and deposits. Our new branches in Murfreesboro and Chattanooga contributed to our growth since last year and we remain positive about our outlook for 2019 based on our organic growth and the strong economy in our markets.” Ard added, “We are excited to welcome new board members Linda Rebrovick and Connie McGee to our board of directors.”

At the meeting, shareholders elected the following directors:

  Homayoun Aminmadani – Franchise Owner, YUM! Brands, Inc.
  DeVan D. Ard, Jr. – Chairman, President and CEO of Reliant Bancorp, Inc. and Reliant Bank
  Charles Trimble Beasley – Founder and President, Center Star, Inc.
  Robert E. Daniel - President of Compass Capital, LLC
  William Ronald DeBerry – Former CEO of Reliant Bancorp, Inc.
  Sharon H. Edwards – Former Finance Director at Willis Towers Watson North America
  Louis E. Holloway – Chief Operating Officer of Reliant Bancorp, Inc. and Reliant Bank
  Connie S. McGee – U.S. East Area Sales Director, Microsoft Corporation
  Linda E. Rebrovick – President, Impact Corporate Consulting
  Ruskin A. Vest – President of Southeastern Shirt Corporation and Southeastern Pant Corporation, LLC

Shareholders also ratified Maggart & Associates, P.C. as the independent audit firm for the year ending December 31, 2019.

About Reliant Bancorp and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Davidson, Hamilton, Hickman, Maury, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of March 31, 2019, Reliant Bancorp had approximately $1.8 billion in total assets, approximately $1.3 billion in loans and approximately $1.5 billion in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (2) increased levels of other real estate, primarily as a result of foreclosures, (3) the impact of liquidity needs on our results of operations and financial condition, (4) competition from financial institutions and other financial service providers, (5) the effect of interest rate increases on the cost of deposits, (6) unanticipated weakness in loan demand or loan pricing, (7) lack of strategic growth opportunities or our failure to execute on those opportunities, (8) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (9) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (10) our ability to effectively manage problem credits, (11) our ability to successfully implement efficiency initiatives on time and in amounts projected, (12) our ability to successfully develop and market new products and technology, (13) the impact of negative developments in the financial industry and U.S. and global capital and credit markets, (14) our ability to retain the services of key personnel, (15) our ability to adapt to technological changes, (16) risks associated with litigation, including the applicability of insurance coverage, (17) the vulnerability of Reliant Bank’s network and online banking portals, and the systems of parties with whom the Company and Reliant Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches, (18) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (19) adverse results (including costs, fines, reputational harm, and/or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, and (20) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

CONTACT:
DeVan Ard, Jr., Chairman, President and CEO, Reliant Bancorp, Inc. (615.221.2020)